                                                                     EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statement of Tokheim Corporation on Form S-8 (file No. 1-6018) of our report dated January 23, 1998, on our audits of the consolidated financial statements of Tokheim Corporation and subsidiaries as of November 30, 1997 and 1996, and for the years ended November 30, 1997, 1996, and 1995, which report is included in this Annual Report on Form 10-K.

                                          Coopers & Lybrand L.L.P.

Fort Wayne, Indiana
February 13, 1998